SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934)
                      (AMENDMENT NO.     )
                                    -----

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Filed by a Party other than the Registrant [ ]
Check the appropriate box:
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[ ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(3)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                   ThermoView Industires, Inc.
               ----------------------------------
        (Name of Registrant as Specified in Its Charter)


               ----------------------------------
           (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

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                   THERMOVIEW INDUSTRIES, INC.
                         1101 HERR LANE
                      LOUISVILLE, KY 40222

                      --------------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JUNE 20, 2000
                      --------------------

     We will hold our 2000 annual meeting of stockholders on June
20, 2000 at 10:00 a.m., eastern daylight time, at the Louisville
Marriott East, 1903 Embassy Square Blvd., Louisville, Kentucky.

     At the annual meeting, we plan to consider the following proposals recommended by our Board of Directors for approval:

     * Elect three individuals as Class I members of our Board of Directors.

     * An amendment to our restated certificate of incorporation reducing the authorized number of shares of our common stock from 100 million to 25 million shares and our preferred stock from 50 million to 5 million shares.

     * The issuance of 3.75 million shares of our common stock upon the terms and conditions described in the attached proxy statement.

     * Ratify the selection of Ernst & Young LLP as our independent auditors for the 2000 fiscal year.

     * Consider and act upon such other matters as may properly come before the annual meeting or any adjournment of the meeting.

     We may act on these matters at the annual meeting on June
20, 2000, or on any date or dates to which we may adjourn the annual meeting.

     The Board of Directors has fixed the close of business on May 10, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, our 2000 annual meeting and at any adjournments of that meeting.

     Please read these materials so that you will know what we plan to do at the annual meeting. We request you to complete and sign the enclosed proxy card, which our Board of Directors is soliciting, and to mail it promptly in the enclosed postage-prepaid envelope. You may revoke any proxy by notice to our secretary or by delivery of a later dated proxy. Stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

                              By Order of the Board of Directors

                              /s/ Charlton C. Hundley

                              Charlton C. Hundley
                              Secretary

Louisville, Kentucky
May 12, 2000


                   THERMOVIEW INDUSTRIES, INC.
                         1101 HERR LANE
                   LOUISVILLE, KENTUCKY 40222

                         ---------------

                         PROXY STATEMENT

     We are furnishing this proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors of ThermoView Industries, Inc., a Delaware corporation, for use at our annual meeting of stockholders. We will hold the meeting at 10:00 a.m., eastern daylight time, on Tuesday, June 20, 2000, at the Louisville Marriott East, 1903 Embassy Square Blvd., Louisville, Kentucky, and at any and all adjournments of the meeting, for the purposes we have described in the notice of the meeting. We are mailing this proxy statement and the accompanying form of proxy to stockholders commencing on or about May 12, 2000.

PROXIES

     We will vote the shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked at the meeting or at any adjournments within 120 days after the adjournment of the meeting in accordance with the choices specified on the ballot. If you do not specify any choices, the proxies named in the form of proxy intend to vote:

     *    For the nominees for election as directors;

     * For the proposed amendment to our restated certificate of incorporation to reduce the number of our authorized shares of common stock from 100 million to 25 million shares and our preferred stock from 50 million to 5 million shares;

     * For the authorization to issue up to 3.75 million shares of our common stock in a private placement or private placements, subject to the terms outlined in this proxy statement; and

     * For the ratification of Ernst & Young LLP as our independent auditors for the 2000 fiscal year.

     You may revoke your proxy by:

     * giving written notice of your revocation to the secretary of ThermoView before the meeting;

     *    delivery of a duly executed proxy bearing a later date;
          or

     *    by voting in person at the meeting.

     Attendance at the meeting will not have the effect of revoking a proxy unless you notify the secretary of the meeting in writing prior to voting of the proxy at the annual meeting.

EXPENSES OF SOLICITING PROXIES

     We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy. In addition to the solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares other persons beneficially own, to send this proxy material to and obtain proxies from the beneficial owners, and will reimburse the holders for their reasonable expenses.

QUORUM AND VOTING

     The presence in person or by proxy of stockholders holding a majority of our outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of all business at the annual meeting. You may withhold authority to vote for all nominees for directors or may withhold authority to vote for individual nominees for directors. You may also abstain from voting on the proposals to approve:

     * the proposed amendment to our restated certificate of incorporation to reduce the number of our authorized shares of common stock from 100 million to 25 million shares and our preferred stock from 50 million to 5 million shares;

     * the authorization to issue up to 3.75 million shares of our common stock in a private placement or private placements, subject to the terms outlined in this proxy statement; and

     *    the proposal to ratify the selection of Ernst & Young
          LLP as our independent auditors for the 2000 fiscal year.

     We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count those votes in the number of votes cast on any matter. If a broker does not receive voting instructions from you, as a beneficial owner, on a matter and indicates on the proxy that the broker does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter. American Stock Exchange Rules require the affirmative vote of a majority of the votes cast to approve the proposal to issue common stock.


                        VOTING SECURITIES

     Only stockholders of record at the close of business on May 10, 2000 may vote at the annual meeting or any adjournments within 120 days of the meeting. On May 10, 2000, we had 7,324,550 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

     The following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2000 for:

     *    each executive officer and director of ThermoView;

     * each person known by us to own of record or beneficially more than 5% of the outstanding shares of our common stock; and

     * all executive officers and directors of ThermoView as a group.

     In accordance with the SEC's rules, the following table gives effect to the shares of common stock that could be issued upon (A) the exercise of outstanding options and warrants and (B) the conversion of Series C preferred stock, each within 60 days of March 1, 2000. Unless otherwise indicated, each of the persons named in the following table has sole voting, conversion and investment power with respect to the shares they own.

                                            NUMBER OF
                                              SHARES
                                           BENEFICIALLY   PERCENTAGE
             BENEFICIAL OWNER                 OWNED       OF CLASS(1)
             ----------------                 -----       -----------

Brown Simpson Strategic Growth
  Fund, Ltd. and Brown Simpson
  Strategic Growth Fund, L.P.(2)...........  819,792        10.0%
Stephen A. Hoffmann (3)....................  568,650         7.3
GE Capital Equity Investments, Inc.(4).....  555,343         7.0
LD Capital, Inc.(5)........................  492,802         6.3
Robert E. Anderson(6)......................  433,548         5.9
Charles L. Smith(7)........................  206,615         2.8
John H. Cole(11)...........................  161,162         2.1
Robert C. Pearson(8).......................  158,335         *
Nelson E. Clemmens(9)......................  143,483         1.9
Delores P. Kesler(10)......................  132,323         1.8
Raymond C. Dauenhauer, Jr.(12).............  104,352         1.4
James J. TerBeest(13)......................   65,833         *
Ronald L. Carmicle(14).....................   16,667         *
Michael A. Toal(15)........................   16,667         *
J. Sherman Henderson III...................    8,334         *
Richard E. Bowlds(16)......................    7,363         2.1
All directors and executive officers
  as a group (13 persons)(17)..............1,923,332

---------------

* Less than 1% of total.

(1) Based on 7,324,550 shares of common stock outstanding, plus, for each individual or entity, the number of shares of common stock that each individual or entity may acquire upon the exercise of stock options or warrants or conversion of convertible securities within 60 days of March 1, 2000.

(2) Includes 400,000 shares issuable upon conversion of shares of Series C preferred stock, 19,792 shares of common stock issued as dividends on the Series C preferred stock and 400,000 shares issuable upon exercise of outstanding warrants. Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. are controlled by their general and managing partner, Brown Simpson Asset Management, LLC. The principal address for Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. is 152 West 57th Street, 40th Floor, New York, New York 10019.

(3) Includes 11,596 shares deemed beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Includes 422,770 shares issuable upon exercise of outstanding stock options granted to Mr. Hoffmann. Includes 100,000 shares owned by Founders Group, LLC, a limited liability company in which Mr. Hoffmann owns one-third of the outstanding ownership interest. Includes 33,334 shares beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Mr. Hoffmann's address is ThermoView Industries, Inc., 1101 Herr Lane, Louisville, Kentucky 40222.

(4) Represents shares issuable upon exercise of outstanding warrants. GE Capital Equity Investments, Inc. is a subsidiary of General Electric Company. GE Capital Equity Investments, Inc.'s address is 120 Long Run Road, Stamford, Connecticut 06927.

(5) Represents shares issuable upon exercise of outstanding stock options granted to LD Capital, Inc. Substantially all of the outstanding stock of LD Capital, Inc. is held by Lindsey Maxwell, the spouse of Mr. Maxwell, our Corporate Development Manager, as custodian for their minor children. Mr. Clemmens is also a minority shareholder and the President, Secretary, Treasurer and sole director of LD Capital, Inc. The address for LD Capital, Inc. is 133 South Third Street, Suite 402, Louisville, Kentucky 40202.

(6) Includes 433,548 shares owned by the Robert E. Anderson Trust
    UA DTD 4/15/98 for which Mr. Anderson is the trustee and beneficiary. Mr. Anderson's address is 2645 Pleasant Valley
    Road, Owensboro, Kentucky 42303.

(7) Mr. Smith resigned as a director of ThermoView effective
    February 2000. Includes 278 shares issuable upon exercise of outstanding stock options granted to Mr. Smith.

(8) Includes 158,335 shares held by funds managed by Renaissance
    Capital Group, Inc., of which Mr. Pearson is the Senior Vice
    President of Corporate Finance.

(9) Includes 110,149 shares issuable upon exercise of outstanding stock options granted to Mr. Clemmens.

(10) Includes 3,334 shares beneficially owned by the spouse of Ms. Kesler, as to which Ms. Kesler disclaims beneficial ownership. Includes 100,000 shares owned by Founders Group, LLC, a limited liability company in which Ms. Kesler owns one-third of the outstanding ownership interest.

(11) Includes 116,667 shares issuable upon exercise of outstanding stock options granted to Mr. Cole.

(12) Mr. Dauenhauer became a director of ThermoView effective
    March 1, 2000.

(13) Includes 62,500 shares issuable upon exercise of outstanding stock options granted to Mr. TerBeest.

(14) Mr. Carmicle became a director of ThermoView effective
    February 14, 2000. Represents shares held by Lyncar
    Enterprises, Inc., of which Mr. Carmicle owns 100% with his spouse.

(15) Represents 16,667 shares owned by the Michael A. Toal
    Revocable Living Trust DTD 6/14/96 for which Mr. Toal is the trustee and beneficiary. Mr. Toal resigned as a director of ThermoView in March 2000.

(16) Mr. Bowlds resigned as a director of ThermoView effective March 1, 2000. Excludes 20,834 shares sold by Mr. Bowlds to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust, PLC but subject to a put option pursuant to a stock purchase agreement, dated as of December 10, 1998, by and among Mr. Bowlds, Renaissance and Douglas I. Maxwell, III. Mr. Bowlds disclaims beneficial ownership of these shares. Includes 6,945 shares deposited in escrow pursuant to an escrow agreement, dated as of December 17, 1998, by and among Mr. Bowlds, Renaissance, Mr. Maxwell and Bank One, Texas, NA and subject to delivery to Renaissance pursuant to the Renaissance stock purchase agreement. Robert Pearson, Senior Vice President of Renaissance, is a director of ThermoView.

(17) Includes 712,364 shares issuable upon exercise of outstanding stock options and warrants owned by all directors and officers as a group which vest within 60 days of March 1, 2000. Includes only 100,000 shares owned by Founders Group, LLC, but which shares are included in the individual totals for both Mr. Hoffmann and Ms. Kesler.


PROPOSAL 1:

ELECTION OF DIRECTORS

     The first proposal on the agenda for this year's annual meeting will be to elect three directors to serve as Class I directors for a three-year term beginning at the meeting and expiring at the 2003 annual meeting of stockholders or until succeeded by another qualified director who the stockholders have properly elected. The Board of Directors currently consists of seven directors divided into three classes, Class I, Class II and Class III, serving staggered three-year terms. The Class I directors are up for election at the meeting. The nominees for election are Ronald L. Carmicle, Robert C. Pearson and Raymond C. Dauenhauer, Jr., all current Class I directors. The Class II and Class III directors will continue in office following the meeting. Their terms will expire in 2001 and 2002, respectively. Any alteration, amendment or repeal of the staggered board requirement in our restated certificate of incorporation would require the affirmative vote of stockholders owning at least 66 2/3% of the total shares outstanding and entitled to vote generally in the election of directors, voting together as a single class.

     We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all nominees. If unforeseen circumstances, such as death or disability, make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

     Following is the principal occupation with ThermoView, age and other information for each director nominee and other directors serving unexpired terms.

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2003:

NAME                        AGE    POSITION
----                        ---    --------
Ronald L. Carmicle ..........51    Director
Robert C. Pearson ...........64    Director
Raymond C. Dauenhauer, Jr. ..56    Director


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE
NOMINEES.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001:

NAME                        AGE    POSITION
----                        ---    --------
J. Sherman Henderson, III ...57    Director
Delores P. Kesler ...........59    Director

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2002:

NAME                        AGE    POSITION
----                        ---    --------
Stephen A. Hoffmann .........54    Chairman of the Board and
                                     Chief Executive Officer
Nelson E. Clemmens ..........50    President and Director


NOMINEES FOR CLASS I DIRECTORS -- TERMS EXPIRING IN 2003:

     RONALD L. CARMICLE. Mr. Carmicle has served as a director of ThermoView since February 2000. Mr. Carmicle has served as the President of River City Development Corporation, a construction company, since February 1975. Mr. Carmicle has also served as the Managing Member of Tates Builders Supply Co. since September 1994. Mr. Carmicle served as President and a National Director of the Associated Builders and Contractors, Inc., a national trade association from 1977 to 1978 and is currently Chairman of the Construction Training Institute. Mr. Carmicle also serves as a director of various private and charitable organizations. Mr. Carmicle received a B.S. degree from Western Kentucky University.

     ROBERT C. PEARSON. Mr. Pearson has served as a director of the Company since March 1, 2000. Mr. Pearson has been Senior Vice-President of Corporate Finance for Renaissance Capital Group, Inc., which manages funds investing in emerging growth companies, since September 1997. Mr. Pearson served as a professional management and financial consultant from May 1994 to May 1997.
Mr. Pearson formerly served as Executive Vice President and Chief Financial Officer for the Thomas Group, Inc. from May 1990 to March 1994, and was Vice President of Finance and Controller for Supercollider Laboratory, a division of Texas Instruments Incorporated prior to 1990. Mr. Pearson was an Associate Director for the Supercollider Laboratory and is currently a Director of four publicly held companies, as well as an advisor to the Board for three other firms. Mr. Pearson holds an M.B.A. from the University of Michigan and a B.S. degree from the University of Maryland.

     RAYMOND C. DAUENHAUER, JR. Mr. Dauenhauer has served as a director of the Company since March 1, 2000. Mr. Dauenhauer served as Chief Executive Officer of Dauenhauer & Son Plumbing and Piping, Inc., a Louisville, Kentucky based plumbing operation from July 1997 to September 1999. Mr. Dauenhauer currently serves as a Director of First Bank of Louisville, Kentucky and is a life member of the Board of Directors for the Louisville Association of Home Builders. Additionally, Mr. Dauenhauer serves as President and Director of the Cerebral Palsy Kids Center. Mr. Dauenhauer has held numerous offices in state and national associations of the plumbing heating and cooling industry, and is a recipient of the "Distinguished Citizen" award from the City of Louisville.

CLASS II DIRECTORS - TERMS EXPIRING IN 2001:

     J. SHERMAN HENDERSON, III. Mr. Henderson has served as a director of ThermoView since August 1998. Mr. Henderson has served as President and Chief Executive Officer of UniDial Communications, a telecommunications company, since August 1993. Mr. Henderson is also a founder, President and Chief Executive Officer of UniDial Direct, which sells commercial telecommunication products. Mr. Henderson has served as the Chairman of the Telecom Resellers Association, a national trade organization, since May 1994. Mr. Henderson received a B.S. in Business Management from Florida State University in 1965.

     DELORES P. KESLER. Ms. Kesler has served as a director of ThermoView since August 1998. Ms. Kesler was a co-founder of AccuStaff and from August 1991 to September 1998 served as Chairperson and Chief Executive Officer of AccuStaff. Ms. Kesler has been a member of The Founders Group LLC, a Louisville, Kentucky based venture capital firm, since 1997. Since 1993, Ms. Kesler has been a director of PSS/World Medical, Incorporated, a distributor of medical supply equipment and pharmaceuticals to office-based physicians. Ms. Kesler also serves as a director of various private and charitable organizations.

CLASS III DIRECTORS - TERMS EXPIRING IN 2002:

     STEPHEN A. HOFFMANN. Mr. Hoffmann has served as Chairman of the Board and Chief Executive Officer of ThermoView since April 1998 and as President from April 1998 to November 1998. From May 1992 to February 1997, Mr. Hoffmann, a co-founder of AccuStaff Incorporated, served in various positions with AccuStaff including Vice Chairman and Vice President of Acquisitions. AccuStaff is now known as Modis Professional Services, Inc., a New York Stock Exchange listed temporary staffing company based in Jacksonville, Florida, with annual revenues of approximately $2.5 billion as of August 1998. The principal growth of AccuStaff revenues has been through an aggressive consolidation strategy in the temporary staffing industry. Mr. Hoffmann was also a co-founder of MetroTech, Inc., a predecessor entity to AccuStaff. Additionally, Mr. Hoffmann has been a member of The Founders Group LLC, a Louisville, Kentucky based venture capital firm, since 1997. Mr. Hoffmann received a B.S. in Commerce with a minor in Accounting from the University of Louisville in 1972.

     NELSON E. CLEMMENS. Mr. Clemmens has served as a director of ThermoView since April 1998 and as President of ThermoView since November 1998. Mr. Clemmens formerly served as Vice President-Finance and Administration and Secretary of ThermoView from April 1998 to November 1998. Mr. Clemmens has been Managing Director of Pine South Capital, a private investment banking firm, since its founding in April 1986. Mr. Clemmens has also been active as owner, principal or investor in seven operating companies during the same period, including a multi-service home health company consolidation. From February 1999 to August 1999, Mr. Clemmens was the majority owner of HCP, Inc., a regional health care services company. Since August 1999, he has served as managing member of Viscount III, LLC, the majority owner of HCP, Inc. From November 1997 until July 1999, Mr. Clemmens was Chairman of WBC, Inc., a railroad equipment distribution company. From May 1989 until May 1990, Mr. Clemmens was also a co-owner of Courier Graphics, Inc., a specialized printer, and from May 1987 until December 1989 President and co-owner of Transue & Williams Stamping Co., a parts fabrication company. From August 1983 until April 1986, Mr. Clemmens served as Vice President of Finance/Administration with Olicon/Raytel, a health care venture. From January 1982 until August 1983, Mr. Clemmens served as Senior Vice President of Stratford Leasing Company. From June 1977 until January 1982, Mr. Clemmens served in several corporate finance management positions with General Electric Capital Corporation. Mr. Clemmens holds a B.A. degree from Stetson University and an M.B.A. from Western Kentucky University.

MEETINGS OF THE BOARD

     The Board of Directors meets on a quarterly basis and at other times from time to time. The Board of Directors also undertakes action by unanimous written consent as permitted by Delaware law. In 1999, the Board of Directors met eight times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during the period in which they held office.

COMMITTEES OF THE BOARD

     The Board of Directors has an audit committee and a compensation committee, but does not have a nominating committee.
Members of the Board of Directors make recommendations to the full Board for future nominations for membership to the Board of Directors.

     AUDIT COMMITTEE. The Board of Directors established its audit committee in December 1998. This committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of ThermoView's independent auditors, the scope of the annual audits, fees that ThermoView agrees to pay to the independent auditors, the performance of ThermoView's independent auditors and the accounting practices of ThermoView. The members of the audit committee are Messrs. Henderson and Dauenhauer and Ms. Kesler. The members of the audit committee are independent for purposes of the listing standards of the American Stock Exchange.

     COMPENSATION COMMITTEE. The Board of Directors established the compensation committee in December 1998. This committee determines the salaries and benefits, including stock option grants, for ThermoView's employees, consultants, directors and other individuals. The compensation committee also administers ThermoView's compensation plans. The members of the compensation committee are Messrs. Henderson, Dauenhauer and Carmicle.

STRATEGIC OPERATIONS COMMITTEE

     We have a strategic operations committee comprised of five managers of our subsidiaries, each of whom has substantial experience in the replacement window and related product businesses. The members of the Strategic Operations Committee are Messrs. Clark, Haines, Kron, Leingang and Thomas. This committee serves as a formal advisory, problem-solving and communications forum for us. The committee evaluates and advises our subsidiaries related to:

     *    our product mix and lines;

     *    our product design and features;

     * our manufacturing facility locations, processes, quality controls and expansions;

     *    our delivery and installation services;

     *    our purchasing programs;

     *    our marketing, sales and advertising programs; and

     *    industry trends and issues.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee of the Board of Directors is an officer or employee of ThermoView. No executive officer of ThermoView serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on ThermoView's compensation committee.

COMPENSATION OF DIRECTORS

     We currently pay our directors a fee of $10,000 per annum plus reimbursement for expenses incurred in connection with their services performed as directors. Outside directors also receive $500 per meeting for attendance by person or by phone conference. Additionally, we have committed to grant to each outside director an option to purchase 2,500 shares of common stock at the market price of the Common Stock on the date of grant with a vesting over three years as compensation for service as a director. In May 1999, the compensation committee granted to Messrs. Henderson and Michael A. Toal, a former director, and Ms. Kesler, ThermoView's three outside directors at that time, non-qualified stock options to purchase, in the aggregate, 7,500 shares of common stock under the 1999 stock option plan as compensation for services rendered as directors. These options are exercisable in whole or in part and one-third of these options vest in each of May 2000, 2001 and 2002. These options expire in May 2009.


PROPOSAL 2:

REDUCTION OF AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED
STOCK

     INTRODUCTION. Our Board of Directors has unanimously adopted a resolution setting forth a proposed amendment to our restated certificate of incorporation reducing the number of authorized shares that we may issue and directing that we submit this amendment to stockholders for their consideration and vote at the annual meeting. The proposed amendment would revise
Article 4 of our certificate of incorporation to reduce the number of authorized shares to no more than 30 million, with 5 million for preferred stock and the balance of 25 million for common stock.

     PURPOSES AND EFFECTS OF THE AMENDMENT. We propose the amendment to reduce the amount of the franchise tax levied by the state of Delaware. Delaware calculates the franchise tax two ways. We may elect the method that produces the lower tax.

     The authorized shares method multiplies the number of authorized shares by a fixed amount determined by Delaware. Using this method, we would pay the maximum tax of $150,000 annually based upon either the current number of authorized shares or the reduced number of shares proposed by this amendment.

     The assumed par value capital method calculates the tax based upon an assumed par value for all outstanding shares. Delaware multiplies the assumed par value by the number of our authorized shares. Due to the large number of shares we currently have authorized, but not outstanding, we must bear a higher burden of this franchise tax than is necessary. Based upon our current capitalization and assets, two variable factors that affect the amount of the franchise tax, we believe that a reduction of the authorized shares will reduce our annual franchise tax by approximately 50% from the maximum of $150,000 in 2000 to approximately $75,000 in 2001.

     ADVANTAGES AND DISADVANTAGES OF THE AMENDMENT. The proposed amendment has both advantages and disadvantages to you. Our Board of Directors believes that, by reducing the number of authorized shares as proposed by this amendment, we can reduce our liability to Delaware. The disadvantage is our future need to seek stockholder approval to amend our certificate of incorporation in the event that we desire to issue common or preferred stock in an amount which exceeds the number of authorized shares.

     We currently have 7,324,550 shares of common stock outstanding and 3,625,708 shares of common stock reserved for the conversion of outstanding preferred stock and the exercise of warrants and options. We propose to reduce the number of authorized common shares from 100 million to 25 million. We do not currently anticipate the need to issue additional common shares in an amount that would exceed the number of authorized common shares as proposed by this amendment.

     We currently have 1,445,316 shares of preferred stock outstanding. The current number of authorized shares of preferred stock is 50 million. The proposed amendment would reduce the number of authorized shares of preferred stock to 5 million. We do not currently anticipate the need to issue additional shares of preferred stock in an amount that would exceed the number of authorized preferred shares as proposed by this amendment.

     Before voting on the adoption of this proposal, we urge you to review carefully the following proposals in this proxy statement which contain information relating to the proposed amendment to article 4 of our certificate of incorporation. We qualify the description of this amendment by reference to the full text of the amendment, contained in Appendix I of this proxy statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


PROPOSAL 3:

AUTHORIZATION TO ISSUE UP TO 3.75 MILLION SHARES OF COMMON STOCK

     INTRODUCTION. Our management believes that we will need the ability to raise additional capital through the sale of our common stock in public or private offerings. We will not need stockholder approval to undertake a public offering of our common stock. However, we need stockholder approval for private issuances of our common stock as required by the American Stock Exchange, the exchange on which our common stock trades. The pre-approval of a potential private offering of our common stock will provide us the flexibility to raise additional capital in a timely manner should we elect to sell our common stock in the future.

     REASON FOR STOCKHOLDER APPROVAL. Although the Board of Directors has the authority under our certificate of incorporation to approve the issuance of common stock, American Stock Exchange rules require approval by a majority of votes cast by stockholders for the private issuance of common stock if the proposed issuance exceeds by more than 20% our outstanding common stock and the price at which we sell the common stock is less than the greater of the market value or the book value of our common stock at the time of sale.

     This proposal seeks approval for the issuance of up to 3.75 million shares of our common stock, which is more than 20% of the current outstanding number of approximately 7.5 million shares. Additionally, the price that investors may pay for the newly issued shares could potentially be less than the book value or market value at the time that we offer the new shares in a private placement or private placements. Consequently, we believe that the prudent course of action is to seek stockholder approval in the event we choose to pursue a private placement or private placements of our common stock.

     NEED FOR ADDITIONAL EQUITY AND WORKING CAPITAL.

     If we seek additional capital, it will be to:

          * redeem all or a portion of the 1,439,316 shares of our 12% Series D preferred stock issued in April
               2000 to satisfy our obligations under earn-out provisions with previous owners of our subsidiaries;

          * finance the opening of new retail locations and expand the market areas of our existing retail subsidiaries;

          * finance high quality acquisition targets that we may identify; and

          *    finance unanticipated working capital needs.

     GENERAL EFFECT OF TRANSACTION ON EXISTING STOCKHOLDERS. If our stockholders approve this proposal and we elect to privately issue our common stock on terms as we have described above, our stockholders will suffer dilution of their voting rights and earnings per share. Additionally, we have legal obligations, commonly referred as anti-dilution provisions, to the holders of our Series C preferred stock or common stock equivalents, and our subordinated debt holder that would require further issuances of our common stock so as to maintain, and in the case of the holders of our Series C preferred stock to substantially increase, their current percentage of ownership in ThermoView in the event of an issuance as described in this proposal. Therefore, the approval of this proposal would dilute the percentage ownership interests of our current holders of common stock not only by the number of shares issued to purchasers, but also by the shares of common stock equivalents issued to the holders with anti-dilution protection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


PROPOSAL 4:

RATIFICATION OF INDEPENDENT AUDITORS

     Our Board of Directors has appointed Ernst & Young LLP as independent auditors for the year 2000, subject to ratification by our stockholders.

     On November 10, 1998, our Board of Directors approved the engagement of Ernst & Young LLP, and the dismissal of Singer, Lewak, Greenbaum & Goldstein, LLP, as our independent auditors in preparation for our initial public offering. During the year ended December 31, 1997, and the subsequent interim period preceding the dismissal of Singer, Lewak, Greenbaum & Goldstein, LLP in November 1998, there were no disagreements between them and us on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and no reportable events relating to the relationship between Singer, Lewak, Greenbaum & Goldstein and us.

     We expect a representative of Ernst & Young to be present at our annual meeting and will have the opportunity to make a statement if desired, and we expect this representative to be available to respond to appropriate questions.

     In the event our stockholders fail to ratify the appointment, we will consider this failure as a direction to our Board of Directors to select another independent auditing firm. Although our stockholders may ratify the selection of Ernst & Young, our Board of Directors, in their discretion, may direct the appointment of a new independent auditing firm at any time during the year if they feel that a change would be in the best interests of ThermoView and our stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.


                     EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to ThermoView's Chief Executive Officer and the four other highest compensated executive officers and officers no longer serving as of December 31, 1999 whose annual salary and bonus exceeded $100,000 in 1999 for services rendered in all capacities to ThermoView during 1999:

SUMMARY COMPENSATION TABLE

                                                                           LONG -TERM
                                                                      COMPENSATION AWARDS
                                                                      -------------------
                                          ANNUAL COMPENSATION              SECURITIES
                                 -------------------------------------     UNDERLYING
           NAME AND                                    OTHER ANNUAL       OPTIONS/SARS       ALL OTHER
      PRINCIPAL POSITION         YEAR     SALARY       COMPENSATION        (# SHARES)      COMPENSATION
      ------------------         ----     ------       ------------        ---------       ------------

Stephen A. Hoffmann               1999  $150,000      $20,414(1)(2)(3)             -         $87,500(4)
 Chief Executive Officer          1998   106,250       10,100(1)(2)          426,104               -

Nelson E. Clemmens                1999   154,167       13,564(1)(5)                -          87,500(4)
 President                        1998    89,583(6)     6,631(1)(5)         110,149                -

Richard E. Bowlds(7)              1999   145,000       25,341(1)(8)                -          87,500(4)
 Former Vice Chairman             1998   167,507(9)    22,409(1)(8)                -               -
 Former Chief Operating Officer

James J. TerBeest(10)             1999   158,000       12,089(11)             41,667
 Senior Vice President            1998   100,000        7,303(11)             41,667
 Former Chief Financial Officer

Charles L. Smith                  1999   185,000(12)   23,411(1)(13)             834
 Former Chief Operating Officer   1998   152,933(12)   23,396(1)(13)               -
 Former Vice President/Manufacturing
 Operations

John H. Cole                      1999   120,833        4,316(14)             33,334
 Chief Financial Officer          1998    16,667          643(14)            100,000

---------------

(1) Includes $10,000 in director fees for 1999 and $5,000 for 1998.

(2) Includes $7,200 in automobile benefits for 1999 and $5,100 in 1998.

(3) Includes $3,214 in insurance benefits.

(4) Represents loan origination fees in connection with a $5.5 million loan and a $2.5 million loan made to ThermoView by a group of individuals.

(5) Includes $3,564 in insurance benefits for 1999 and $1,631 in 1998.

(6) Includes $6,250 in consulting fees received from Thermo-Tilt in April 1998.

(7) Resigned as Chief Operating Officer in July 1999 and Vice
    Chairman in March 2000.

(8) Includes $9,000 in automobile benefits and $6,341 in insurance benefits for 1999, and $12,652 in automobile benefits and $4,757 in insurance benefits in 1998.

(9) Represents $58,174 in salary paid by Thermo-Tilt from January
    1998 to May 1998 and $109,333 in salary paid by ThermoView from April 1998 to December 1998.

(10) Mr. TerBeest resigned as Chief Financial Officer in July
    1999.

(11) Includes $6,000 in automobile benefits and $6,089 in insurance benefits for 1999 and $4,000 in automobile benefits and $3,303 in insurance benefits in 1998.

(12) Represents $125,000 in salary paid by Primax Window Co. and $65,000 in salary paid by Precision Window for 1999 and $137,308 in salary paid by Primax from January to November 1998 and $15,625 in salary paid by ThermoView from November 1998 to December 1998.

(13) Includes $9,360 in automobile benefits and $4,051 in insurance benefits for 1999 and $9,598 in automobile benefits and $8,798 in insurance benefits for 1998.

(14) Represents insurance benefits.

STOCK OPTION GRANTS

     The following table sets forth information regarding options granted by ThermoView to the named executive officers during the year ended December 31, 1999. Each option represents the right to purchase one share of common stock. ThermoView has not granted any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants
                   --------------------------------------------------  Potential realizable value
                      Number of                                        at assumed annual rates of
                     securities     Percentage    Per                  stock price appreciation
                     underlying      of total    share                      for option term
                   options granted   options    exercise   Expiration  --------------------------
     Name            (# shares)      granted     price        Date         5%           10%
     ----            ----------      -------     -----        ----         --           ---

John H. Cole            33,334         5.8%      $11.43     07/29/09    $239,614     $607,228

Charles L. Smith           834          .1        15.93     01/01/09       8,355       21,174

James J. TerBeest       41,667         7.2        11.43     07/29/09     299,513      759,026


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-
END OPTION VALUES

                                                     Number of securities        Value of unexercised
                                                    underlying unexercised           in-the-money
                          Shares                       options at fiscal              options at
                         acquired                     year end (# shares)         fiscal year end(1)
                        on exercise    Value     --------------------------  -------------------------
Name                    (# shares)   Realized    Exercisable  Unexercisable  Exercisable Unexercisable
----                    ----------   --------    -----------  -------------  ----------- -------------
Stephen Hoffmann         3,334       $34,607       422,770            0         $208,473        0
Nelson E. Clemmens           0             0       110,149            0           55,874        0
James J. TerBeest            0             0        62,501       20,834           17,708        0
Charles L. Smith             0             0           278          556                0        0
John H. Cole                 0             0       116,667       16,667           42,500        0

---------------

(1) The value of the in-the-money options is based on the $3.875 per share closing price of our common stock on the American
    Stock Exchange on December 31, 1999.

1998 EMPLOYEE STOCK OPTION PLAN

     The 1998 employee stock option plan became effective as of April 15, 1998. In December 1998, the Board of Directors declared that, effective January 1, 1999, it would not grant any additional options under the 1998 employee stock option plan due to the implementation of the 1999 stock option plan. The purpose of the 1998 employee stock option plan was to promote the interests of ThermoView by attracting key employees, providing its key employees with an additional incentive to work to increase the value of the common stock and providing key employees with a stake in the future of ThermoView which corresponds to the stake of the stockholders. The Board of Directors granted options to purchase 493,334 shares under the 1998 employee stock option plan at prices ranging from $3.45 to $15.93. On January 1, 1999, the Board of Directors authorized the transfer of the remaining 6,667 authorized but unissued shares reserved for the 1998 employee stock option plan to the 1999 stock option plan. The 1998 employee stock option plan provided for the granting to key employees of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options under the Internal Revenue Code.

1999 STOCK OPTION PLAN

     The 1999 stock option plan became effective as of January 1, 1999. The purpose of the 1999 stock option plan is to promote the interests of ThermoView by attracting key employees and directors, providing each of its key employees and directors with an additional incentive to work to increase the value of the common stock and providing key employees and directors with a stake in the future of ThermoView which corresponds to the stake of the stockholders. ThermoView authorized for issuance a total of 833,334 shares of common stock under the 1999 stock option plan. As of December 31, 1999, the Board of Directors had granted options to purchase 458,541 shares of common stock at prices ranging from $11.43 to $25.86.

     STOCK OPTIONS. Each stock option granted under the 1999 stock option plan entitles the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified. The 1999 stock option plan authorizes the Compensation Committee to grant:

     *    incentive stock options within the meaning of Section
          422 of the Internal Revenue Code to key employees, and

     *    non-qualified stock options under the Internal Revenue
          Code to key employees or non-employee directors.

   If an option granted under the 1999 employee stock option plan expires, is canceled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 1999 stock option plan. Shares underlying an option that a holder surrenders and shares used to satisfy an option price or withholding obligation will not become available for use under the 1999 stock option plan.

401(K) PLAN

     In January 1999, our Board of Directors created a 401(k) profit sharing plan for its employees. Participants may elect to make contributions pursuant to salary withholding not to exceed $10,000 per annum. We intend to make matching contributions on the first 25% of the first 6% of a participant's annual compensation that a participant contributes.

EMPLOYMENT AGREEMENTS

     Thermo-Tilt and Mr. Hoffmann were parties to an employment agreement, as amended, governing his employment with Thermo-Tilt.
The agreement expired in January 2000.

     ThermoView and Mr. Hoffmann were parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expired in April 2000. The agreement provided that Mr. Hoffmann receive a base salary of $150,000 per annum and be eligible to receive an annual bonus equal to two percent of ThermoView's pre-tax income.

     Thermo-Tilt and Mr. Clemmens were parties to an employment agreement, as amended, governing his employment with Thermo-Tilt.
The agreement expired in January 2000.

     ThermoView and Mr. Clemmens were parties to an employment agreement, as amended, governing his employment with ThermoView.
The agreement expired in April 2000. The agreement provided that Mr. Clemmens receive a base salary of $150,000 per annum.

     ThermoView and Mr. Bowlds were parties to an employment agreement governing his employment with ThermoView. The agreement expired in January 2000. The agreement provided that Mr. Bowlds receive a base salary of $145,000 per annum.

     ThermoView and Mr. TerBeest are parties to an employment agreement governing his employment with ThermoView as its Senior Vice President-Finance and Accounting. The agreement expires in May 2001. The agreement provides that Mr. TerBeest will receive a base salary of $158,000 per annum.

     ThermoView and Mr. Smith are parties to an employment agreement governing his employment with Primax Window Co. The agreement expires in April 2001. The agreement provides that Mr. Smith will receive a base salary of $125,000 per annum. ThermoView and Mr. Smith are also parties to an employment agreement governing his employment with Precision Window Mfg., Inc. The agreement expires in January 2002. The agreement provides that Mr. Smith will receive a base salary of $60,000 per annum.

     ThermoView and Mr. Cole are parties to an employment agreement governing his employment with ThermoView. The agreement expires in October 2000. The agreement provides that Mr. Cole will receive a base salary of $150,000 per annum.

     Each of the employment agreements summarized above provides that the executive retains his salary and benefits until the expiration of the employment agreement if we terminate the executive without cause.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SALES OF STOCK TO INSIDERS

     Since July 1997, we have issued and sold securities to the following persons or entities who are our executive officers, directors or principal stockholders. These figures reflect activity through March 31, 2000.

                                                                                  PER SHARE
                                        TYPE OF     NUMBER OF                    PURCHASE OR
INVESTOR                                SECURITY     SHARES      DATE ISSUED    EXERCISE PRICE
--------                                --------     ------      -----------    --------------

Brown Simpson Strategic Growth          Preferred       6,000    April 1999        $1,000
  Fund, Ltd. and Brown Simpson          (Series C)
  Strategic Growth Fund, L.P. ........  Warrant       400,000    April 1999         18.00
                                        Common          6,246    October 1999         (1)
                                        Common         13,546    January 2000         (1)

Richard E. Bowlds ....................  Common      1,627,286    July 1997            (2)

GE Capital Equity Investments, Inc. ..  Warrant       555,343    July 1999           0.03

Stephen A. Hoffmann ..................  Common          2,899    March 1998          3.45
                                        Options         7,248    October 1997        0.87
                                        Options       105,083    January 1998        3.45
                                        Options       266,667    April 1998          3.45

Robert E. Anderson  ..................  Common        231,907    November 1997       3.09
                                        Common         57,977    March 1998          3.45

LD Capital, Inc. .....................  Common         35,189    July 1997           0.57
                                        Options       492,802    October 1997        0.87

Evangel Christian Life Center ........  Common        339,024    July 1997           0.57

Charles L. Smith .....................  Common        153,000    April 1998           (3)

Nelson E. Clemmens ...................  Options        14,495    October 1997        0.87
                                        Options        28,988    January 1998        3.45
                                        Options        66,667    November 1998       6.90

Delores P. Kesler ....................  Common         14,495    March 1998          3.45
                                        Options         2,500    May 1999           11.64

John H. Cole .........................  Options       100,000    April 1998          3.45
                                        Options        33,334    July 1999          11.43

Michael A. Toal ......................  Preferred(4)   50,000    July 1998           5.00
                                        (Series A)
                                        Options         2,500    May 1999           11.64

J. Sherman Henderson III .............  Options         2,500    May 1999           11.64

Robin C. Edwardsen ...................  Options        66,667    July 1999          11.43

---------------

(1) Represents dividends on the Series C preferred stock.

(2) Thermo-Tilt issued these shares to Mr. Bowlds in connection with the conversion of his sole proprietorship into a corporation. No value was assigned to these shares for accounting purposes since the business exchanged for the shares had no basis for accounting purposes.

(3) Issued in connection with an acquisition.

(4) Converted to 16,667 shares of common stock in December 1999.

SERIES C PREFERRED STOCK AND WARRANTS

     In April 1999, we issued an aggregate of 6,000 shares of Series C preferred stock to two institutional accredited investors, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, at a per share purchase price of $1,000, for a total investment of $6.0 million. Each share of the Series C preferred stock converts into 66 2/3 shares of our common stock, subject to adjustment. In conjunction with the issuance of the Series C preferred stock, we issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share, subject to adjustment, which expire in April 2004. In August 1999 we amended the exercise price of the warrants to $18.00 per share in exchange for a commitment of the two funds to refrain from selling any of our securities from the closing of our initial public offering to January 31, 2000. We also granted registration rights to the two funds and pursuant to those rights we filed a registration statement on Form S-1 to register 1,200,000 shares of our common stock to be offered for sale by the two funds. The shares subject to the registration statement represent 150% of the shares of our common stock issuable upon conversion of the Series C preferred stock and exercise of the warrants.

SERIES D PREFERRED STOCK

     In April 2000, we agreed to issue an aggregate of 1,439,316 shares of 12% Cumulative Series D preferred stock with a liquidation value of $5.00 per share to Michael Haines, Alvin W. Leingang and Rodney H. Thomas, three of our key employees and two other individuals, all of whom were prior principals of companies we acquired. We agreed to issue these shares as full payment of post closing earn-out incentives owed to these key employees and principals that were due and payable in cash and common stock and full payment of interest earned by these individuals prior to settlement of the earn-out incentives. The Series D preferred stock is senior to our common stock and is on parity with the Series C preferred stock. The Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, subject to the legal availability to pay the dividends and the consent of our senior lender. The shares of Series D preferred stock are redeemable by ThermoView for cash or common stock that equals the liquidation value of the shares redeemed, plus cumulative unpaid dividends. The shares of Series D preferred stock are not convertible into common stock, have no voting rights and contain no registration rights.

SENIOR SUBORDINATED NOTE AND WARRANTS

     In July 1999, we received $10.0 million in senior subordinated financing from GE Capital Equity Investments, Inc. Interest under the note is payable quarterly in arrears at 12% per annum, subject to substantial increases in certain circumstances. Principal under the note is payable in full in July 2002. We may prepay the note at a premium prior to its maturity. The note requires us to comply with certain affirmative and negative covenants. The note, which is subordinate to our line of credit with PNC Bank, is secured by a lien on substantially all of our assets, a guarantee executed by our subsidiaries and a pledge of our ownership in our current and future subsidiaries. In conjunction with the issuance of the note, we issued to GE Capital warrants to purchase 555,343 shares of our common stock at $0.03 per share which expire during July 2007. We have also granted to GE Capital two demand registration rights and unlimited piggyback registration rights for the shares of common stock issuable upon exercise of the warrants.

     ThermoView is contractually obligated to use its best efforts to cause a designee of GE Capital to be elected to its Board of Directors for so long as GE Capital holds any portion of its note or warrant. Additionally, while no designee of GE Capital is serving on the Board of Directors, GE Capital has the right to designate an individual observer to attend all meetings of the Board of Directors and any committees of the Board of Directors in a non-voting observer capacity. GE Capital negotiated these rights as part of its financing arrangements with ThermoView.

TERM NOTE

     In October 1999, we amended our line of credit with PNC Bank to provide for additional short-term borrowings under a multiple advance term note up to $2.5 million. The note bore interest at prime plus one percent per annum and interest was payable monthly. We paid the principal and interest of this note in December 1999 from the proceeds of our initial public offering. Stephen A. Hoffmann, Richard E. Bowlds, Nelson E. Clemmens and Douglas I. Maxwell, III guaranteed the note for an aggregate in fees of $100,000. Messrs. Hoffmann and Clemmens are officers and directors of ThermoView, Mr. Bowlds is a former director and officer of ThermoView and Mr. Maxwell is an employee of ThermoView.

RELATED-PARTY LEASES

     ThermoView leases its headquarters from Glenn Lyon Lease Development, Inc., a corporation controlled by Mr. Hoffmann, for $111,000 annually. Primax leases its headquarters from Mr. Smith for $82,000 annually. Additionally, on December 20, 1997, Thermo-Tilt entered into a sale-leaseback transaction on its headquarters with Industrial Leasing of Florida, Inc., a Florida corporation controlled by Robert E. Anderson, a stockholder of ThermoView. Industrial Leasing of Florida purchased Thermo-Tilt's headquarters for $620,000 and Thermo-Tilt deferred the $55,000 gain on the sale, which is being amortized to income over the term of the lease. Thermo-Tilt leases its headquarters from Industrial Leasing of Florida for $78,000 annually.

RELATED-PARTY NOTES AND LOAN GUARANTEES

     During 2000, we amended our line of credit with PNC Bank. In connection with the amendment, Stephen A. Hoffmann, Richard E. Bowlds, Nelson E. Clemmens and Douglas I. Maxwell, III guaranteed $3.0 million of our line of credit for fees equal to an annual rate of 5% from April 2000 through June 2000 and 10% thereafter, subject to Board of Director approval.

     During 1998 and 1999, ThermoView had a $5.5 million note payable to Stephen A. Hoffmann, Nelson E. Clemmens, Richard E. Bowlds and Douglas I. Maxwell, III. Messrs. Hoffmann and Clemmens are officers and directors of ThermoView, Mr. Bowlds is a former director and officer of ThermoView, and Mr. Maxwell is an employee of ThermoView. The note, which evidenced a loan from these individuals to ThermoView, bore interest at a Euro-Rate based variable rate until we repaid it in July 1999. ThermoView paid a $250,000 fee to these individuals in connection with the note.

     During 1999, ThermoView had a $750,000 note payable to Stephen A. Hoffmann, ThermoView's Chairman of the Board and Chief Executive Officer. The note, which evidenced a loan from Mr. Hoffmann to ThermoView, bore interest at 12% per annum until we repaid it in April 1999.

     During 1999, ThermoView had a $150,000 note payable to Richard E. Bowlds, ThermoView's former Vice Chairman of the Board and former Executive Vice President- Acquisitions. The note, which evidenced a loan from Mr. Bowlds to ThermoView, bore interest at 12% per annum until we repaid it in April 1999.

     During 1999, ThermoView had a note payable in the original principal amount of $600,000 to Charles L. Smith, our former Chief Operating Officer and a former director. The note, which was issued as partial consideration in our acquisition of Precision Window Mfg., Inc., bore interest at 5.0% per annum. The note matured concurrently with the effectiveness of our initial public offering. We used a portion of the proceeds of our initial public offering to retire the remaining principal balance of $450,000 under the note.

     During 1999, Thermo-Tilt had a note receivable from Bluegrass Water Treatment, Inc., a Kentucky corporation. James A. Bowlds, the son of Richard E. Bowlds, our former Vice Chairman of the Board and former Executive Vice President-Acquisitions, controls Bluegrass Water Treatment, Inc. In January 1999, Mr. James Bowlds repaid the $181,000 note. The note bore interest at 8% per annum.

RELATED-PARTY LINE OF CREDIT COMMITMENT

     In April 1998, the Founders Group, LLC, a venture capital firm controlled by Stephen A. Hoffmann and Delores P. Kesler, committed to provide ThermoView a $5.0 million revolving line of credit. The line of credit was never used and in September 1999 the Founders Group terminated the commitment to provide the revolving line of credit.

RELATED-PARTY RECEIVABLES

     During 1998 and 1999, Thermo-Tilt had receivables due from Richard E. Bowlds, our former Vice Chairman of the Board and former Executive Vice President-Acquisitions, in an amount which never exceeded $201,000. The receivables represented short-term non-interest bearing loans from Thermo-Tilt to Mr. Bowlds for a variety of personal expenditures made by Mr. Bowlds. Mr. Bowlds repaid the receivables in January 1999.

PRIVATE STOCK SALES

     During December 1998 and January 1999, Richard E. Bowlds, former Vice Chairman of the Board and former Executive Vice President of ThermoView sold 4,958 shares of common stock to Raymond C. Dauenhauer, Jr., in two private transactions at $12 per share. During October 1999 and November 1999, Mr. Bowlds sold 496,011 shares of common stock in private transactions to 27 individuals or entities at $3.00 per share. Charles L. Smith, former Chief Operating Officer and a former director of ThermoView, purchased 53,334 shares from Mr. Bowlds. John H. Cole, Chief Financial Officer of ThermoView, purchased 28,334 shares, from Mr. Bowlds. Joel S. Kron, Rodney H. Thomas and Robert L. Cox, II, who are all Vice Presidents of ThermoView, purchased 33,334, 55,000 and 55,000 shares, respectively, from Mr. Bowlds. Mr. Bowlds, who formerly beneficially owned in excess of 10% of ThermoView's common stock, currently beneficially owns less than 1% of the common stock.

COMPANY POLICY

     Our Board of Directors has reviewed the lease transactions summarized above and believes that those transactions were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our Board of Directors has not made a determination as to whether the other related-party transactions described above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. The Board of Directors has adopted a policy that any future transactions between ThermoView and its officers, directors or principal stockholders will be approved by a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party.



              REPORT OF THE COMPENSATION COMMITTEE
                    OF THE BOARD OF DIRECTORS

     The compensation committee of the Board of Directors is comprised entirely of independent outside directors, none of whom is a current or former employee of ThermoView or its subsidiaries.

     The employment agreements for our Chief Executive Officer and the four other highest compensated executive officers and those officers no longer serving as of December 31, 1999, whose annual salary and bonus exceeded $100,000 in 1999, stipulated the compensation awarded to, earned by or paid to such executives in 1999. All such employment agreements are disclosed in this report. The Board of Directors approved all of the employment agreements, which were executed prior to the formation of the compensation committee in December 1998.

     As these employment agreements expire, we shall assist the Board of Directors in monitoring the compensation arrangements with our senior executives. We will consider the following factors, among others, in determining appropriate compensation arrangements with our senior executives:

     * our desire to attract and retain the best qualified and most talented executives available in our business to lead ThermoView in the creation of shareholder value;

     * our desire to motivate and reward annual and long-term results achieved by the executives for our shareholders based upon corporate and individual performance; and

     * our desire to pay competitively as measured against other companies in our industry.

     At least annually, we will meet and review performance evaluations of the senior executives.

     During 1999, ThermoView did not pay any bonuses to its senior executives.

COMPENSATION COMMITTEE:

Raymond C. Dauenhauer, Jr.
J. Sherman Henderson, III
Ronald L. Carmicle



                        PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the shareholders during the 20-month period ended December 31, 1999, as well as an overall stock market index, the Russell 2000, and ThermoView's peer group index utilized for a comparable period which we have selected on an industry basis. The component companies utilized in the Peer Group are Comfort Systems USA, Inc., Integrated Electrical Services, Nortek, Inc., and Royal Group Technologies, LTD. The market capitalization of each peer group company is weighted in the performance graph set forth below.

                 COMPARATIVE ANNUAL TOTAL RETURN
 THERMOVIEW INDUSTRIES, INC., RUSSELL 2000 INDEX AND PEER GROUP
             (PERFORMANCE RESULTS THROUGH 12/31/99)*

NAME                           04/15/98    12/31/98   12/31/99
----                           --------    --------   --------

ThermoView Industries, Inc.     $100.00     $61.59     $ 19.47
Russell 2000 Index               100.00      88.01      103.71
Peer Group                       100.00      79.97       59.18


* Assumes $100 invested at the close of trading April 15,1998 in ThermoView Industries, Inc. Common Stock, Russell 2000 Index and Peer Group and reinvestment of all dividends.


                      STOCKHOLDER PROPOSALS

     We must receive at our corporate office in Louisville, Kentucky, on or before December 31, 2000, any stockholder proposals intended for our 2001 annual meeting. If a stockholder desires us to include a stockholder proposal in the proxy statement and form of proxy for the 2001 annual meeting, that proposal must comply with applicable requirements of federal securities laws.


                     ADDITIONAL INFORMATION

     Upon request made to Charlton C. Hundley, Esq., our corporate counsel, our officers will be available to answer questions about ThermoView prior to the annual meeting.


                          OTHER MATTERS

     Our Board of Directors knows of no business which our stockholders will consider at the annual meeting other than the proposals described in this proxy statement. However, if any other business should properly come before the annual meeting, the proxies listed in the form of proxy intend to take action relating to any other business as they determine in their best judgment.

                              By Order of the Board of Directors



                              Charlton C. Hundley
                              Corporate Counsel and Secretary

Louisville, Kentucky
May 12, 2000
                           APPENDIX I

                      PROPOSED AMENDMENT TO
            RESTATED CERTIFICATE OF INCORPORATION OF
                   THERMOVIEW INDUSTRIES, INC.


4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000), consisting of (i) Twenty Five Million (25,000,000) shares, par value $.001 per share, of Common Stock ("Common Stock") and (ii) Five Million (5,000,000) shares, par value $.001 per share, of Preferred Stock ("Preferred Stock").


PROXY

                        THERMOVIEW INDUSTRIES, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Nelson E. Clemmens and Charlton C. Hundley, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of Common Stock, $0.001 par value per share of ThermoView Industries, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2000, at 10:00 A.M. EDT, at the Louisville Marriott East, 1903 Embassy Square Blvd., Louisville, Kentucky, and at any and all adjournments thereof.

     The Board of Directors recommends a vote FOR each of the following proposals:

     1.   ELECTION OF DIRECTORS TO CLASS I

          [ ]  FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                 below (except as marked       to vote for all nominees
                 to the contrary below)        listed below

          NOMINEES: Ronald L. Carmicle, Robert E. Pearson, and Raymond C. Dauenhauer, Jr.

          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, WRITE SUCH NAME OR NAMES IN THE SPACE PROVIDED BELOW. UNLESS AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED ABOVE IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT ENTERED BELOW.)

     -------------------------------------------------------------------

     2.   PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
          OF THE COMPANY TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, $.001 PAR VALUE, FROM 100 MILLION SHARES TO 25 MILLION SHARES AND THE COMPANY'S PREFERRED STOCK, $.001 PAR VALUE, FROM 50 MILLION SHARES TO 5 MILLION SHARES

          [ ]  FOR            [ ]  AGAINST        [ ]  ABSTAIN

     3.   PROPOSAL TO APPROVE THE ISSUANCE BY THE COMPANY OF UP TO
          3.75 MILLION SHARES OF ITS COMMON STOCK, $.001 PAR VALUE, IN A PRIVATE PLACEMENT OR PRIVATE PLACEMENTS

          [ ]  FOR            [ ]  AGAINST        [ ]  ABSTAIN

     4. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

          [ ]  FOR            [ ]  AGAINST        [ ]  ABSTAIN

     5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4.


                              Dated:                        , 2000
                                    ------------------------


                              ------------------------------------
                              Signature

                              ------------------------------------
                              Signature

                              Name(s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.

                  PLEASE DATE, SIGN AND RETURN THIS PROXY
                   PROMPTLY IN THE ACCOMPANYING ENVELOPE